[NEWPORT NEWS SHIPBUILDING LOGO]               4101 Washington Avenue
                                               Newport News, Virginia 23607-2770
                                               Phone: 757-380-2000
                                               http://www.nns.com

                                October 16, 1998

Newport News Shipbuilding Inc.
4101 Washington Avenue
Newport News, VA 23607

     Re:  Newport News Shipbuilding Inc. 1998 Stock Incentive Plan (the "Plan")

Ladies and Gentlemen:

     As Vice President and General Counsel of Newport News Shipbuilding Inc. (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act") on or about the date of this letter to register shares of common stock, par value $.01 per share (including associated rights) (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plan.

     I am familiar with the Registration Statement and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the originals of all documents submitted to me as copies.

     Based upon and subject to the foregoing, I am of the opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to and in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



                                             Very truly yours,



                                             /s/ Stephen B. Clarkson
                                             ------------------------
                                             Stephen B. Clarkson
                                             Vice President, General Counsel
                                             and Secretary